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                    OPEN-END MORTGAGE AND SECURITY AGREEMENT
                    ----------------------------------------
                     (THIS MORTGAGE SECURES FUTURE ADVANCES)


         THIS OPEN-END MORTGAGE AND SECURITY AGREEMENT (the "Mortgage") executed on November 14, 2002, to be delivered on November 15, 2002, between CEDAR-CAMP HILL, LLC, a Delaware limited liability company ("Mortgagor"), with an office in care of CEDAR BAY REALTY ADVISORS, INC., 44 South Bayles Avenue, Suite 304, Port Washington, New York 11050, and CITIZENS BANK OF PENNSYLVANIA, a Pennsylvania state chartered savings bank ("Mortgagee"), with an office at 2001 Market Street, 6th Floor, Philadelphia, Pennsylvania 19103-7053.

                                   Background
                                   ----------

         Mortgagor is indebted to Mortgagee in the stated principal amount of Fourteen Million Dollars ($14,000,000) (the "Loan"), advanced or to be advanced in accordance with a Loan Agreement dated this date between Mortgagor and Mortgagee (as the same may be amended, modified or supplemented from time to time, the "Loan Agreement"), as evidenced by, and to be repaid with interest thereon in accordance with, a Promissory Note (as the same may be extended, renewed, refinanced, refunded, amended, modified or supplemented from time to time, and any replacement or successor note, the "Note") dated this date executed by Mortgagor and made payable to the order of Mortgagee in the stated maximum principal amount of Fourteen Million Dollars ($14,000,000).

         The payment of all of the sums due under the Note, this Mortgage and the other Loan Documents (including, without limitation, all Obligations) and the performance of all of the agreements, conditions, covenants, provisions, and stipulations therein are referred to collectively herein as the "Obligations Secured".

                                      Grant
                                      -----

         In consideration of the indebtedness, and as security for the payment and performance of the Obligations Secured, including but not limited to a maximum principal indebtedness outstanding at any time of Fourteen Million Dollars ($14,000,000) plus accrued and unpaid interest thereon and the unpaid balances of advances made by Mortgagee for the payment of taxes, assessments, maintenance charges and insurance premiums with respect to the Mortgaged Property (as hereinafter defined), expenses incurred by Mortgagee for the protection of the Mortgaged Property or the lien of this Mortgage and expenses incurred by Mortgagee by reason of default by Mortgagor and any advances made by Mortgagee to enable completion of the Improvements, Mortgagor has granted, conveyed, bargained, sold, aliened, enfeoffed, released, confirmed, mortgaged, warranted, and created a security interest in and by these presents does hereby grant, convey, bargain, sell, alien, enfeoff, release, confirm, mortgage and warrant unto Mortgagee, and create a security interest in favor of Mortgagee, in and to Mortgagor's fee simple interest in that certain real estate located at 32nd Street (a/k/a U.S. Route 15) and Trindle Road in Camp Hill, Cumberland County, Pennsylvania, as more particularly described in Exhibit "A" attached hereto and made a part hereof (the "Premises"),

         TOGETHER WITH all of Mortgagor's right, title and interest now owned or hereafter acquired in and to:

         (a) Any and all improvements now or hereafter located on the Premises, including buildings containing a total of approximately 522,629 leasable square





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feet ("Buildings") and related improvements (all such improvements, collectively, the "Improvements").

         (b) Any and all buildings, streets, alleys, passages, ways, waters, watercourses, rights, liberties, privileges, improvements, hereditaments and appurtenances mortgaged, or in any way appertaining thereto, and all easements and covenants now existing or hereafter created for the benefit of Mortgagor or any subsequent owner or tenant of the Premises and all rights to enforce the maintenance thereof, and all other rights, liberties and privileges of whatsoever kind or character, and the reversions and remainders, income, rents, issues and profits arising therefrom, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, at law or in equity, of Mortgagor in and to the Premises or any part thereof.

         (c) All fixtures, appliances, machinery, furniture and equipment of any nature whatsoever, and other articles of personal property, owned by Mortgagor, now or at any time hereafter installed in, attached to or situated in or upon the Premises or any buildings and improvements now or hereafter erected thereon, or used or intended to be used in connection with the Premises, or in the operation of any buildings and improvements now or hereafter erected thereon, or in the operation or maintenance of any such building or improvement, plant or business situate thereon, whether or not the personal property is or shall be affixed thereto (including, but not limited to, chests, chairs, desks, lamps mirrors, bookcases, tables, rugs, carpeting, drapes, draperies, curtains, shades, venetian blinds, screens, paintings, hangings, pictures, divans, couches, sofas, keys or any entry systems, bars, bar fixtures, liquor and other drink dispensers, icemakers, radios, television sets, intercom and paging equipment, electric and electronic equipment, dictating equipment, private telephone systems, medical equipment, potted plants, fitness center equipment, heating, lighting and plumbing fixtures, fire prevention and extinguishing apparatus, heating, cooling and air-conditioning systems, elevators, escalator, fittings, plants, apparatus, stoves, ranges, refrigerators, machinery, engines, dynamos, motors, boilers, incinerators, switchboards, conduits, compressors, vacuum cleaning systems, floor cleaning, waxing and polishing equipment, call systems, brackets, electrical signs, bulbs, bells, conveyors, cabinets, lockers, shelving equipment, and all fixtures and appurtenances thereto, and such other goods and chattels and personal property owned by Mortgagor as are now or hereafter used or furnished in operating the buildings and improvements, or the activities conducted therein, and all building materials and equipment hereafter situated on or about the Premises or buildings and improvements now or hereafter located thereon, and all warranties and guaranties relating thereto), and all renewals or replacements thereof or articles in substitution therefor, whether or not the same are or shall be attached to said building or buildings in any manner; excluding any improvements, materials, movable fixtures and personal property affixed to or within the Premises which are owned by tenants of space under occupancy leases and their respective assignees and/or sublessees, unless such improvements, buildings and materials become Mortgagor's property as a result of a termination of such occupancy lease, in which event the aforesaid shall be subject to the lien hereof. This Mortgage is intended to be a construction mortgage within the meaning of 13 Pa. C.S.A. ss.9334(h).

         (d) All awards and other compensation heretofore and hereafter to be made to Mortgagor for any taking by eminent domain, either permanent or temporary, of all or any part of the Premises and any buildings and improvements now or hereafter located thereon or any easement or appurtenance thereof, including severance and consequential damage and change in grade of streets.


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         (e) All revenues, rents, issues, profits, royalties, income, reversions and remainders derived from or in connection with the Premises or any buildings and improvements now or hereafter erected thereon.

         (f) All payments, proceeds, settlements or other compensation heretofore or hereafter made, including any interest thereon, and the right to receive the same, from any and all insurance policies covering the Premises or any buildings or improvements now or hereafter erected thereon, or any portion thereof.

         (g) All of the right, title and interest of Mortgagor in and to all leases or subleases now existing or hereafter arising covering all or any portion of the Premises or any buildings or improvements now or hereafter erected thereon, and all right, title and interest of Mortgagor thereunder, including, without limitation, all cash or security deposits, advance rentals, and deposits or payments of similar nature, and all rents, royalties, issues, profits, bonus money, revenue, income, rights and other benefits, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, licenses, concession or other grant of the right of the use and occupancy of property or rendering of services by Mortgagor or any operator or manager of any commercial space located in the buildings and improvements or acquired from others, and proceeds, if any, from business interruption or other loss of income insurance of the Premises or the buildings and improvements now or thereafter located thereon, now or hereafter arising from the use or enjoyment of all or any portion thereof or from any present or future lease or other agreement pertaining thereto or arising from any of the leases.

         (h) All trade names, including, without limitation, "Camp Hill Shopping Mall".

         (i) All of the right, title and interest of Mortgagor in and to any Hedging Contracts.

         All of the above-mentioned Premises, buildings, improvements, fixtures, machinery, equipment, tenements, hereditaments and appurtenances, and other property interests are collectively referred to herein as the "Mortgaged Property".

         TO HAVE AND TO HOLD the Mortgaged Property hereby granted or mentioned or intended, as hereinabove provided, so to be unto Mortgagee, its successors and assigns, to its or their own use forever.

         PROVIDED ALWAYS that if Mortgagor shall promptly pay and perform all of the Obligations Secured, then the estate hereby granted shall cease, terminate and become void, but otherwise shall remain in full force and effect.

         THIS IS AN OPEN-END MORTGAGE AND SECURITY AGREEMENT and secures, inter alia, present and any future advances made by Mortgagee pursuant to the Loan Documents. The priority of any such future advances shall relate back to the date of this Mortgage, or to such later date as required by applicable law. This Mortgage also secures advances made by Mortgagee with respect to the Mortgaged Property for the payment of taxes, assessments, maintenance charges, and insurance premiums, costs incurred by Mortgagee for the protection of the Mortgaged Property or the lien of this Mortgage, and expenses incurred by Mortgagee by reason of the occurrence of an Event of Default and the priority of



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such advances, costs and expenses shall also relate back to the date of this
Mortgage, or to such later date as required by applicable law.

                                    ARTICLE I
                                   DEFINITIONS

         Capitalized terms used herein without definition shall have the same meanings ascribed to those terms in the Loan Agreement.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         Mortgagor represents and warrants to Mortgagee that:

         2.1. Warranty of Title. Mortgagor owns and possesses good and marketable fee simple title to the Mortgaged Property, subject to no lien, charge or encumbrance other than those reflected as title exceptions not removed from the marked-up Commitment for Title Insurance, File No.____________, issued by Fidelity National Title Insurance Company to Mortgagee insuring the lien of this Mortgage; (b) Mortgagor owns and possesses outright ownership in the balance of the Mortgaged Property, subject to no lien, charge or encumbrance except for the lien on and security interest therein granted by Mortgagor to Mortgagee pursuant to this Mortgage; (c) this Mortgage is a valid and enforceable first lien on the Mortgaged Property subject only to the aforesaid title objections; (d) Mortgagee shall, subject to Mortgagor's right of possession prior to default and the aforesaid title objections, including the rights of tenants, quietly enjoy and possess the Mortgaged Property, and Mortgagor shall preserve such title and the validity and priority of the lien hereof and shall forever warrant and defend the same to Mortgagee against all claims and demands of all persons and parties whomsoever.

         2.2. Organization. Mortgagor is a duly organized and validly existing Delaware limited liability company and is subsisting in the Commonwealth of Pennsylvania.

         2.3. Power and Authority. Mortgagor has the requisite power and authority to execute all documents evidencing and securing the Obligations Secured and to perform its obligations hereunder. All such action has been duly and validly authorized by all necessary partnership action on its part.

         2.4. Legality of Transaction. The transactions contemplated in the documents evidencing and securing the Obligations Secured are and will be in all respects legal; provided, however, that no representation is given as to banking laws applicable to Mortgagee.

         2.5. Absence of Conflicts. The execution and delivery of, and the carrying out of the transactions contemplated herein, and the performance and observance of the terms, covenants, agreements and provisions of the Obligations Secured by Mortgagor will not result in a breach of the terms or provisions of any existing law or existing rule, regulation or order of any court or governmental body or of any agreements of any nature applicable to Mortgagor or by which Mortgagor is bound.

         2.6. Enforceability. The Mortgage and the Obligations Secured constitute the valid and legally binding obligations of Mortgagor and are fully enforceable against Mortgagor in accordance with their respective terms except as the enforceability thereof maybe limited by bankruptcy, insolvency or other


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similar Laws of general application affecting the enforcement of creditor's rights.

         2.7. Accuracy of Information. All information, reports, papers and data given to Mortgagee by Mortgagor with respect to any of the Mortgaged Property or Mortgagor are accurate in all material respects, and there has been no material adverse change in any condition or fact stated therein.

         2.8. Damage by Casualty; Condemnation. None of the Mortgaged Property has been damaged by fire or other casualty which is not now fully restored. Except as set forth on Schedule 2.8 hereto, no notice of taking by eminent domain or condemnation of any of the Mortgaged Property has been received, and Mortgagor has no knowledge that any such proceeding is contemplated.

         2.9. Foreign Person. Mortgagor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and the regulations of the United States Treasury Department adopted in connection therewith, including temporary regulations.

         2.10. Hazardous Materials.

                  (a) To the best of Mortgagor's knowledge, after due inquiry and investigation, and except as specifically disclosed in the Environmental Report, (i) the Premises is not now and has never been used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with Hazardous Materials other than Permitted Substances, (ii) no Hazardous Materials other than Permitted Substances have ever been installed, placed, or in any manner dealt with on the Premises, (iii) no owner of the Premises or any tenant, subtenant, occupant, prior tenant, prior subtenant, prior occupant or person (collectively, "Occupant") has received any material notice or advice from any governmental agency or any Occupant with regard to Hazardous Materials on, from or affecting the Premises, and (iv) all Permitted Substances used or located on the Premises have at all times been handled, used, stored, treated, shipped and disposed of in compliance with all applicable laws.

                  (b) The term "Hazardous Materials" as used in this Mortgage shall include, without limitation, gasoline, petroleum products, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, polychlorinated biphenyls or related or similar materials, asbestos or any material containing asbestos, or any other substance or material as may be defined as a hazardous or toxic substance by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C., Sections 9601 et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C., Sections 1801 et seq.), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C., Sections 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C., Sections 1251 et seq.), the Clean Air Act (42 U.S.C., Sections 7401 et seq.), the Clean Streams Law (Pa. Stat. Ann. tit. 35. Sections 691.1 et seq.), the Solid Waste Management Act (Pa. Stat. Ann. tit. 35, Section 6018.101 et seq.), the Hazardous Sites Clean-up Act, Pa. Stat. Ann. tit. 35, Section 6020.101 et seq., and in the regulations adopted and publications promulgated pursuant thereto.


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                  (c) The term "Permitted Substances" as used in this Mortgage means Hazardous Materials of the types and in the quantities customarily used in the maintenance and operation of commercial buildings similar to the Mortgaged Property, so long as such Hazardous Materials are stored, used and disposed of in accordance with all applicable laws.

                  (d) The term "Environmental Report" as used in this Mortgage means the Phase I Environmental Report dated September 11, 2002 prepared by Eckland Consultants, Inc.

         2.11. Leases. The Mortgaged Property is subject to the leases listed and described on Exhibit B attached to the Loan Agreement ("Existing Leases") and the Mortgaged Property is not subject to any other leases, occupancy rights or similar arrangements. Except as may be set forth in said Exhibit B, to the best of Mortgager's knowledge after diligent inquiry, none of the Existing Leases has been amended, modified or supplemented in any respect or terminated or canceled. The Existing Leases represent the entire agreements between Mortgagor and the respective applicable tenants ("Existing Tenants") with respect to the lease of the portions of the Mortgaged Property covered thereby. Each of the Existing Leases is in full force and effect. To the best of Mortgager's knowledge after diligent inquiry, Mortgagor knows of no material defaults under Existing Leases in the aggregate which, in the judgment of Mortgagee, would have a material adverse effect on the financial condition of Mortgagor or the Mortgaged Property. To the best of Mortgagor's knowledge, there are no existing defenses or offsets against the obligation to pay the rents or other charges due under any of the Existing Leases or against the enforcement of any of the Existing Leases by Mortgagor. To the best of Mortgager's knowledge after diligent inquiry, except as may be set forth in said Exhibit B, there are no agreements covering free rent, partial rent, rebate of rental payments or any other type of rental concessions with respect to any of the Existing Leases. None of the Existing Leases contains any options or rights of first refusal to purchase any portion or all of the Mortgaged Property. To the best of Mortgager's knowledge after diligent inquiry, there have not been any prepayments of any rent under any of the Existing Leases. Except as may be set forth in said Exhibit B, there is no provision for the payment of any security deposit under any of the Existing Leases. Mortgagor has not mortgaged, assigned, pledged, granted a security interest in or otherwise encumbered its interest in any of the Existing Leases in favor of any person or entity other than Mortgagee.

         2.12. Management Agreements. Mortgagor has delivered to Mortgagee a true, correct and complete copy of the Existing Management Agreement. There are no other management agreements to which Mortgagor is a party relating to the Project. The Existing Management Agreement has not been amended, modified or supplemented in any respect or terminated or canceled. The Existing Management Agreement represents the entire agreement between Mortgagor and Existing Manager (as defined in the Loan Agreement) with respect to the management of the Project. The Existing Management Agreement is in full force and effect, there are no defaults thereunder, and Mortgagor knows of no events or conditions which, with passage of time or notice or both, would constitute a default thereunder.

                                   ARTICLE III
                              AFFIRMATIVE COVENANTS

                  3.1. Payment of Note. Mortgagor shall pay to Mortgagee or any subsequent holder of the Note the principal and interest accrued on the entire principal indebtedness of the Note, including all sums now or hereafter due


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Mortgagee under the terms hereof and of the Loan Agreement, together with all interest thereon, punctually as and when the same shall become due by the terms thereof and hereof. Mortgagor will observe and perform all of the terms, provisions, conditions, covenants and agreements on the part of Mortgagor to be observed and performed under the Note, the Loan Agreement, this Mortgage, and the other Obligations Secured.

         3.2. Payment of Taxes and Other Charges.

                  (a) Mortgagor shall prior to the date on which any interest or penalties shall commence to accrue thereon, cause to be paid and discharged, and shall furnish to Mortgagee within ten (10) days after request therefor, proper receipts for, all taxes, assessments, water and sewer rents and charges and all other license or permit fees, levies, and governmental charges, general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind and nature whatsoever, which are or may have been, or may hereafter be, charged, assessed, levied, confirmed or imposed upon or against the Mortgaged Property, or any part thereof, by any lawful authority, or which may become a lien thereon, unless the same shall have been fully paid to Mortgagee, Mortgagor will cause to be paid when due, all charges for utilities used at or servicing the Mortgaged Property, whether public or private.

                  (b) Notwithstanding the foregoing, Mortgagor may in good faith contest, by proper legal proceedings, the validity or amount of any such tax or charge, provided (i) an Event of Default has not occurred which has not been cured; (ii) Mortgagor provides to Mortgagee security satisfactory to Mortgagee assuring the payment of such contested tax or charge and any additional charge, penalty or expense which may arise from or be incurred as a result of such contest; (iii) such contest operates to suspend collection and is maintained and prosecuted with diligence; and (iv) Mortgagor shall pay such contested tax or charge and all costs and penalties, if any, and shall deliver to Mortgagee evidence acceptable to Mortgagee of such payment promptly, if such contest is terminated or discontinued adversely to Mortgagor, and in any event at least thirty (30) days before the date any of the Mortgaged Property may be sold or otherwise transferred because of non-payment of the tax or charge.

                  (c) Subject to said right of Mortgagor to contest such tax or charge and the expiration of any notice and grace period as provided in Section
5.1 without a cure, nothing herein shall affect any right or remedy of Mortgagee under this Mortgage or otherwise to pay any tax or charge in accordance with the terms of Section 5.3.

         3.3. Additions, Alterations, Removals and Repairs.

                  (a) Mortgagor shall have the right at any time and from time to time during the term of this Mortgage to make, at its sole cost and expense, additions and alterations to the buildings and improvements included within the Mortgaged Property, provided that such additions or alterations when completed shall not reduce the value or adversely affect the utility of the Mortgaged Property and further provided that in connection with any demolition of any Improvement (without regard to cost) or any addition or alteration involving a cost of more than $100,000 Mortgagor obtains Mortgagee's prior written consent thereto, which consent shall not be unreasonably withheld so long as there is no Event of Default then in existence. Notwithstanding the foregoing, Mortgagor may remove any fixture, and it shall thereafter be free of any security interest or lien created hereby, on condition that simultaneously with, or prior to such


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removal, such fixture shall be replaced with other property to perform the function of the property removed and of a value at least equal to that of the replaced property and free from any title retention or security agreement or other encumbrance. By such removal and replacement, Mortgagor shall be deemed to have subjected such replacement equipment to the lien of this Mortgage.

                  (b) Throughout the term of this Mortgage, Mortgagor, at its sole cost and expense, will take good care of the Mortgaged Property and the sidewalks, curbs and vaults, if any, adjoining the Premises and will keep the same in good order and condition, and make all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, and unforeseen and foreseen. All repairs made by Mortgagor shall be substantially similar in quality and class to the original work. The necessity for and adequacy of repairs to the buildings and improvements pursuant to this
Section 3.3 shall be measured by the standard which is appropriate for structures of similar construction and class, provided that Mortgagor shall in any event make all repairs necessary to avoid any structural damage or injury to the buildings and improvements and to keep the buildings and improvements in a proper condition for their intended uses. Nothing in this Section 3.3(b) shall prevent Borrower from passing costs through to tenants.

                  (c) Throughout the term of this Mortgage, Mortgagor, at its sole cost and expense, shall promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, boards and officers, and national or local Boards of Fire Underwriters, or any other body exercising functions similar to those of any of the foregoing, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Mortgaged Property, the maintenance and use thereof and the sidewalks, curbs and vaults adjoining the Mortgaged Property, whether or not such law, ordinance, order, rule, regulation or requirement shall necessitate structural changes or improvements, or the removal of any encroachments or projections, ornamental, structural or otherwise, onto or over property contiguous or adjacent thereto. Mortgagor will comply with all orders and notices of violation thereof issued by any governmental authority. Mortgagor will pay all license fees and similar municipal charges for the use of the Mortgaged Property and the other areas now or hereafter comprising part thereof or used in connection therewith and will not, unless so required by any governmental agency having jurisdiction, discontinue use of the Mortgaged Property without the prior written consent of Mortgagee. Mortgagor shall have the right to contest all such governmental requirements, subject to the same standards as are set forth in Section 3.2 above with respect to contests of governmental charges and assessments. Nothing in the Section 3.3(c) shall prevent Borrower from passing costs through to tenants.

         3.4. Impound Payments. Mortgagor will, upon receipt of written request from Mortgagee in its sole and unreviewable discretion, pay to Mortgagee contemporaneously with each monthly payment of interest, principal or principal and interest, a sum equal to one-twelfth (1/12th) of the hazard insurance premiums, real estate taxes, water rents or charges, sewer rents, payments in lieu thereof, special assessments and any other tax, assessment, lien, claim or encumbrance which may at any time be or become a lien on the Mortgaged Property prior to, or on a parity with, the lien of this Mortgage so as to enable Mortgagee to pay the same at least thirty (30) days before they become due, and Mortgagee shall, upon receipt of bills for such charges, pay the same from the sums deposited hereunder. If special assessments against the Mortgaged Property

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may be paid in installments and Mortgagor elects to do so, the monthly payments to Mortgagee for such special assessments shall be one-twelfth (1/12th) of the current annual installments. No amounts so paid shall be deemed to be trust funds but may be commingled with general funds of Mortgagee, and no interest shall be payable thereon. If, pursuant to any provision of this Mortgage, the whole amount of said principal debt remaining or any installment of interest, principal or principal and interest become due and payable, Mortgagee shall apply any amounts so held in payment of the premiums or payments for which the amounts were deposited. If the taxes, assessments, levies, charges or fees required to be paid pursuant to Section 3.2 hereof shall exceed the estimate therefor, Mortgagor shall without demand forthwith make good the deficiency.
If the taxes, assessments, levies, charges, or fees shall be less than the estimate therefor, Mortgagee shall refund the overpayment to Mortgagor. Mortgagor will furnish to Mortgagee tax bills in sufficient time after Mortgagor's receipt thereof to enable Mortgagee to pay such taxes, assessments, levies, charges and fees before interest and penalties accrue thereon.

         3.5. Hazardous Materials. Mortgagor covenants that, except for the customary use of Permitted Substances reasonably required for the maintenance and operation of the Mortgaged Property in compliance with applicable Law, the Mortgaged Property shall be kept free of Hazardous Materials, and shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce, process or in any manner deal with Hazardous Materials, and Mortgagor shall not cause or permit, as a result of any intentional or unintentional act or omission on the part of Mortgagor or any Occupant, the installation or placement of Hazardous Materials in or on the Mortgaged Property or a release of Hazardous Materials onto the Mortgaged Property or onto any other property (which installation, placement or release onto such other property by any such Occupant shall result from such Occupant's activities on the Mortgaged Property) or suffer the presence of Hazardous Materials on the Mortgaged Property. Mortgagor shall comply with, and shall use commercially reasonable efforts to ensure compliance by all Occupants with, all applicable federal, state and local laws, ordinances, rules and regulations with respect to Hazardous Materials, and shall keep the Mortgaged Property free and clear of any liens imposed pursuant to such laws, ordinances, rules and regulations. In the event that Mortgagor receives any material notice or advice from any governmental agency or any Occupant with regard to Hazardous Materials on, from or affecting the Mortgaged Property, Mortgagor shall immediately notify Mortgagee. Mortgagor shall conduct and complete all investigations, studies, sampling, and testing, and all remedial, removal, and other actions necessary to clean up and remove all Hazardous Materials which are not Permitted Substances on, from or affecting the Mortgaged Property in accordance with all applicable federal, state, and local laws, ordinances, rules, regulations, and policies. The obligations and liabilities of Mortgagor under this Section shall survive the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure.

         3.6. Indemnification. Mortgagor shall protect, indemnify and save Mortgagee harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation reasonable attorneys' fees and expenses), imposed upon or incurred by or asserted against Mortgagee and arising from any state of facts or circumstances existing prior to Mortgagee's acquiring Mortgagor's fee simple estate through foreclosure or a deed in lieu of foreclosure and due to any action or inaction of Mortgagor or any Occupant by reason of (a) the ownership of this Mortgage, the Mortgaged Property or any interest therein or receipt of any rents; (b) any requested amendments, consents or waivers with respect to this Mortgage or any other Loan Document; (c) any accident, injury to or death to persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any failure on the part of Mortgagor to perform or comply with any of the terms of this Mortgage; (f) the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (g) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with the Mortgage, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which the mortgage loan secured hereby is made; (h) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Materials (other than Permitted Substances) on, from, or affecting the Mortgaged Property or any other property (which presence, disposal escape, seepage, leakage, spillage, discharge, emission, release or threatened release by any such Occupant on, from or affecting any such other property shall result from such Occupant's activities on the Mortgaged Property); (i) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (j) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials; or (k) any violation of laws, orders, regulations, requirements, or demands of government authorities, or any requirements of Mortgagee, which are based upon or in any way related to such Hazardous Materials including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses, provided that none of the foregoing result solely from the gross negligence or willful misconduct of Mortgagee. Any amounts payable to Mortgagee by reason of the application of this Section shall be included in the Obligations Secured and secured by this Mortgage, and shall become due and payable upon demand thereof to Mortgagor and shall bear interest at the Default Rate from the date loss or damage is sustained by Mortgagee until paid. The obligations of Mortgagor under this Section shall survive any termination, satisfaction, assignment, judgment of foreclosure or delivery of a deed in lieu of foreclosure of this Mortgage until the expiration of all applicable statutes of limitation and repose.

         3.7. Leases; Management Agreement.

                  (a) Mortgagor covenants and agrees that (i) it shall not enter into any lease agreement affecting any portion of the Mortgaged Property other than an Approved Lease, and Mortgagor shall not amend or modify or terminate any Approved Lease without the prior written approval of Mortgagee except to the extent otherwise specifically permitted pursuant to the terms of the Loan Agreement, and (ii) all leases entered into after the date hereof affecting the Mortgaged Property will be subordinate or prior to the lien of this Mortgage, at the option of Mortgagee. Mortgagor hereby covenants and agrees to observe at all times while all or any portion of the Obligations Secured remains outstanding all of the requirements set forth in the Loan Agreement with respect to the leasing of all or any portion of the Mortgaged Property.

                  (b) Mortgagor shall promptly (i) perform all of the provisions of the leases on the part of the landlord thereunder to be performed; (ii) enforce all of the material provisions of the leases on the part of the tenants thereunder to be performed; (iii) appear in and defend any action or proceeding arising under, growing out of or in any manner connected with the leases or the obligations of Mortgagor as landlord or of the tenants thereunder; and (iv) deliver to Mortgagee, within ten (10) days after a request by Mortgagee, a written statement containing the names of all tenants, the terms of all leases and the spaces occupied and rentals payable thereunder, and a statement of all leases which are then in default, including the nature and magnitude of the default.

                  (c) Upon the occurrence of an Event of Default hereunder and the enforcement by Mortgagee of any remedy under this Mortgage, the tenant under each lease which is subordinate to this Mortgage shall at Mortgagee's request attorn to Mortgagee or any other person succeeding to the interest of Mortgagee as a result of such enforcement and shall recognize Mortgagee or such successor in interest as landlord under the lease without change in the provisions thereof; provided, however, that Mortgagee or such successor in interest shall not be bound by (i) any payment of an installment of rent or additional rent which may have been made more than thirty (30) days before the due date of such installment, or (ii) any amendment or modification to the lease made without the consent of Mortgagee or such successor in interest, if required; (iii) any act or omission of any prior landlord (including Mortgagor) under the lease, or (iv) any offsets, claims or defenses which the tenant might have against any prior landlord (including Mortgagor).

                  (d) Except as may be otherwise provided in the Loan Agreement, Mortgagor shall not enter into any management agreement affecting any portion of the Mortgaged Property without in each case obtaining the prior written approval by Mortgagee of the identity of the proposed manager and the terms and conditions of the proposed management agreement, and Mortgagor shall not amend or modify in any material respect or terminate other than by its terms any such management agreement; if at any time Mortgagee notifies Mortgagor in writing that any such manager is unsatisfactory to Mortgagee, Mortgagor shall promptly change such manager in a manner satisfactory to Mortgagee, and Mortgagor's failure to make such change promptly shall constitute an Event of Default hereunder. Each manager shall agree, or each management agreement shall provide by its terms, that such management agreement shall be terminable without penalty or premium by Mortgagee under the preceding sentence or following the occurrence of an Event of Default and that all payments under such management agreement are under and subject and subordinate in lien and priority of payment to the payment of all principal and interest and other amounts under the Loan.

         3.8. Financial Reports: Required Notices. Mortgagor shall deliver to Mortgagee as and when due the financial reports and notices required to be delivered by Mortgagor pursuant to the Loan Agreement.

         3.9. Discharge of Encumbrances. Mortgagor shall promptly discharge or cause to be discharged, at Mortgagor's cost and expense, all liens, encumbrances and charges upon the Mortgaged Property, or any part thereof or interest therein; provided, however, that Mortgagor shall have the right to contest in good faith the validity of any such lien, encumbrance or charge if Mortgagor shall first deposit with Mortgagee or with the appropriate court a bond or other security satisfactory to Mortgagee in such amount as Mortgagee shall reasonably require, but not more than one hundred fifty percent (150%) of the amount of the claim, and provided further that (a) Mortgagor shall thereafter diligently proceed to cause such lien, encumbrance or charge to be removed and discharged,
(b) such proceeding shall operate to suspend collection, and (c) such amounts shall be duly paid when determined but in all events prior to any execution sale of the Mortgaged Property or any portion thereof. If Mortgagor shall fail to discharge any such lien, encumbrance or charge, then, in addition to any other right or remedy of Mortgagee, Mortgagee may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by depositing in court a bond or the amount claimed or otherwise giving security for such claim, or in such manner as is or may be prescribed by law, and, in such event, all sums so paid by Mortgagee shall be included in the Obligations Secured and secured by this Mortgage in accordance with the terms of Section 5.3 below.

         3.10. Security Agreement. This Mortgage constitutes a security agreement under the Uniform Commercial Code as in effect in the State in which the Mortgaged Property is located and creates a security interest in all that property (and the proceeds thereof) included in the Mortgaged Property which might otherwise be deemed "personal property". Mortgagor shall execute, deliver, file and refile any financing statements, continuation statements, or other security agreements Mortgagee may require from time to time to confirm the lien of this Mortgage with respect to such property. Without limiting the foregoing, Mortgagor hereby irrevocably appoints Mortgagee attorney-in-fact for Mortgagor to execute, deliver and file such instruments for and on behalf of Mortgagor. Notwithstanding any release of any or all of that property included in the Mortgaged Property which is deemed "real property", any proceedings to foreclose this Mortgage or its satisfaction of record, the terms hereof shall survive as a security agreement with respect to the security interest created hereby and referred to above until the repayment or satisfaction in full of the obligations of Mortgagor as are now or hereafter evidenced by the Obligations Secured.

         3.11. Limited Liability Company Existence and Filings.

                  (a) Mortgagor shall keep in effect its existence and rights as a limited liability company under the laws of the State of its formation and its right to own property and transact business in the State in which the Mortgaged Property is situated during the entire time that it has any ownership interest in the Mortgaged Property, and Mortgagor shall file all returns and make all required filings with the proper authorities, bureaus or departments.

                  (b) For all periods during which Mortgagor's interest in the Mortgaged Property or any part thereof is held by a corporation or association subject to corporate taxes or taxes similar to corporate taxes, Mortgagor shall file returns for such taxes with the proper authorities, bureaus or departments, and Mortgagor shall pay when due and payable and before interest or penalties are due thereon all taxes owing by Mortgagor to the United States, to Mortgagor's State of incorporation, to the State where the Mortgaged Property are situate and to all political subdivisions of any thereof, and shall deliver to Mortgagee receipts showing the payment of all such taxes, charges or assessments prior to the last dates on which the same are payable without penalties or interest, and within ten (10) days following request therefor, copies of all settlements, notices of deficiencies or overassessment and any other notices pertaining to Mortgagor's tax liability which may be issued by any of the governmental authorities referred to in this Section 3.11.

         3.12. Taxation of Mortgages. In the event of the passage after the date of this Mortgage of any law in effect in the State in which the Mortgaged Property are located or any other governmental entity changing in any way the laws now in force for the taxation of mortgages, or debts secured thereby, for state or local purposes, or the manner of the operation of any such taxes, so as to affect the interest of Mortgagee hereunder, then and in such event, Mortgagor shall bear and pay the full amount of such taxes applicable to this Mortgage, provided that if for any reason payment by Mortgagor of any such new or additional taxes would be unlawful or if the payment thereof would constitute usury or render the Obligations Secured wholly or partially usurious under any of the terms or provisions of the Loan Agreement, the Note or this Mortgage or otherwise, Mortgagee may, at Mortgagee's option, declare the Note, with interest thereon, to be immediately due and payable on demand, or Mortgagee may pay that amount or portion of such taxes as renders the Obligations Secured unlawful or usurious, in which event Mortgagor shall concurrently therewith pay the remaining lawful and non-usurious portion or balance of said taxes.

                  3.13. Inspection. Mortgagee and any persons authorized by Mortgagee shall have the right at any time, upon reasonable notice to Mortgagor, to enter the Mortgaged Property to inspect and photograph its condition and state of repair. In addition, (a) following an Event of Default or (b) prior to an Event of Default if Mortgagee reasonably deems such actions necessary after notice to Mortgagor and Mortgagor's failure to comply with the terms of such notice, Mortgagee may at its option enter the Mortgaged Property to protect, restore or repair any part thereof, but Mortgagee shall be under no obligation to do so. Mortgagor will repay to Mortgagee on demand any sums paid by Mortgagee to protect, restore or repair any part of the Mortgaged Property in accordance with the terms of Section 5.3 below.

                  3.14. Declaration of No Set-Off; Certificate. Mortgagor will, within fifteen (15) days following receipt of written request from Mortgagee, furnish a duly acknowledged written statement to Mortgagee certifying the outstanding principal balance of the Loan; the dates to which principal and/or interest have been paid under the Note; to the best of Mortgagor's knowledge, information and belief, whether an Event of Default has occurred which is continuing hereunder or whether any event which, with the passage of time or giving of notice or both, could become an Event of Default hereunder has occurred and is continuing hereunder; and such other matters as Mortgagee may reasonably request.

                  3.15. Insurance.

                           (a) Mortgagor will keep (or cause to be kept) the
buildings, structures, improvements and fixtures insured at all times throughout the term of this Mortgage (including any period or periods of time during which any buildings, structures and improvements are in the course of remodeling, renovation or construction) and to furnish the following to Mortgagee:

                           (i) Insurance against loss or damage by fire,
lightning, windstorm, hail, explosion, vandalism, acts of terrorism, malicious mischief and damage from aircraft and vehicles, and smoke damage from such other hazards as are presently included in standard "all risk" property insurance in the same geographic area in which the Mortgaged Property are located and an endorsement providing that such insurance shall not be voided by reason of the occupancy by any tenant of the Mortgaged Property. The amount of such insurance shall be as required by Mortgagee from time to time, but not less than 100% of the "full replacement cost" of the buildings, structures, improvements and fixtures without deduction for depreciation (but excluding the value of roads, foundations, parking areas and similar improvements). During any period while the buildings and improvements on the Mortgaged Property are being constructed or reconstructed, the fire insurance required pursuant to this Section 3.15(a)(i) shall be in the form of a builder's "all risk" policy on a completed value, non-reporting basis, including collapse and transit coverage, with deductibles not to exceed $10,000, a "soft cost" endorsement in an amount satisfactory to Mortgagee and such other endorsements as Mortgagee may require.

                           (ii) Business interruption or rent loss insurance in
an amount as required by Mortgagee from time to time but not for a period in excess of twelve (12) months and based on gross rents payable under Approved Leases.

                           (iii) If any portion of the Mortgaged Property is
located in a flood hazard area, flood hazard insurance as required by law up to the maximum limits of insurance available under the National Flood Insurance Program authorized by the Flood Disaster Protection Act of 1973, as amended, and at Mortgagee's request, flood insurance coverage, in excess of the maximum amount available under such program, in an amount determined by Mortgagee in its sole discretion.

                           (iv) Comprehensive general public liability insurance
against claims for bodily injury or death and property damage occurring upon, in or about the Mortgaged Property to afford protection to the limit of not less than $1,000,000 per occurrence for bodily injury (including death) and property damage, with umbrella coverage of not less than $5,000,000. Such insurance shall be written on an "occurrence" basis rather than a "claims" basis to the extent obtainable at commercially reasonable rates.

                           (v) Worker's compensation insurance in an amount
equal to Mortgagor's full statutory liability and covering all of Mortgagor's and Existing Manager's employees, if any, wherever located. During any period while the buildings and improvements on the Mortgaged Property are being constructed or reconstructed, proof that either Mortgagor or Mortgagor's construction contractor maintains worker's compensation insurance covering all persons employed in such construction or reconstruction, together with Employer's liability insurance in the minimum amount of $100,000.

                           (vi) Such other insurance on the Mortgaged Property,
or any replacements or substitutions therefor, or additions thereto, and in such amounts as may from time to time be reasonably required by Mortgagee against other insurable hazards or casualties which at the time are commonly insured against in the case of premises similarly situated.

                  (b) All insurance shall be subject to the approval of Mortgagee as to insurance companies, amounts, contents and form of policies and expiration dates, and shall contain a Non-Contributory Mortgagee clause in favor of and satisfactory to Mortgagee excluding Mortgagee from the operation of any coinsurance clause contained in any such policy and, as to the policies required under subsections (i), (ii) and (iii) hereof, naming Mortgagee as loss payee. The policy required under subsection (iv) hereof shall name Mortgagee as additional insured party. All such policies shall be issued by companies licensed in the Commonwealth of Pennsylvania and having a Best's financial rating of A or better and a size class rating of X or larger. Such policies shall provide for the payment of all costs and expenses incurred by Mortgagee in the event of any contested claim and shall not be canceled or otherwise terminated without at least thirty (30) days' prior written notice to Mortgagee. Such coverages may be effected under one or more blanket policies of insurance covering the Mortgaged Property and other properties provided that the coverages applicable to the Mortgaged Property are separately noted and such blanket policies are otherwise acceptable to Mortgagee.

                  (c) Mortgagor will deliver the original (or certified copies) of all such policies or certificates evidencing such insurance, together with copies of such policies certified by the entity issuing such certificates not less than fifteen (15) days prior to the expiration date of each such policy, will deliver to Mortgagee a renewal policy or policies or certificates evidencing insurance if the policies are master policies marked "premium paid" or accompanied by other evidence of payment satisfactory to Mortgagee. Mortgagor will not permit any condition to exist on the Mortgaged Property which would wholly or partially invalidate the insurance thereon.

                  (d) In the event of the occurrence of any loss or damage to the Mortgaged Property, Mortgagor will give immediate written notice thereof to Mortgagee, and Mortgagee may make proof of loss thereof if not made promptly by Mortgagor. If Mortgagee so elects, Mortgagee may on behalf of Mortgagor adjust and compromise any claims under such insurance and collect and receive the proceeds thereof and endorse drafts, and Mortgagee is hereby irrevocably appointed attorney-in-fact of Mortgagor for such purposes. In any event, no adjustment or compromise of any claims under such insurance shall be made without Mortgagee's prior written approval which shall not be unreasonably withheld or delayed. Each insurance company concerned is hereby authorized and directed to make payment under such policies of casualty, rent and/or business interruption insurance, including return of unearned premiums, directly to Mortgagee instead of to Mortgagor and Mortgagee jointly, and Mortgagor appoints Mortgagee, irrevocably, as Mortgagor's attorney-in-fact to endorse any draft thereof.

                  (e) Subject to the terms of Section 3.17, Mortgagee shall have the right, at its election, to retain and apply the proceeds of any casualty insurance to reduction of the Obligations Secured, and/or to retain and apply the proceeds of any rent insurance and/or business interruption insurance on account of the payments of the regular monthly installments of principal and interest as they fall due, month by month, or to restoration or repair of the property damaged. If Mortgagee receives proceeds of rent insurance and/or business interruption insurance beyond those required to be applied for the current month, Mortgagee may retain such additional proceeds in escrow, for the account of Mortgagor, and so apply such proceeds on a monthly basis, provided that any such proceeds not needed to be applied to keep Mortgagor current and not in default hereunder during the reasonably estimated period of time when the income from the Mortgaged Property will be inadequate to provide Mortgagor with sufficient funds with which to pay Mortgagee the amounts falling due each month shall be paid over to Mortgagor to meet the other expenses of the Mortgaged Property.

                           (f) If requested by Mortgagee, Mortgagor shall have
the then replacement and insurable values of the buildings and improvements determined by the underwriter of fire insurance on the Mortgaged Property or, if such underwriter will not act, by a qualified appraiser satisfactory to Mortgagee, and shall deliver such determination to Mortgagee.

                  (g) Mortgagor shall promptly comply with and conform to (i) all provisions of each insurance policy and (ii) all requirements of the insurers thereunder, applicable to Mortgagor or any of the Mortgaged Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Mortgaged Property, even if such compliance necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Mortgaged Property.

                  (h) If Mortgagee shall acquire title to the Mortgaged Property by mortgage foreclosure, a deed in lieu of foreclosure, sale by power of sale pursuant to advertisement or a judicial sale thereof pursuant to proceedings under the Loan Agreement, the Note or this Mortgage, or otherwise, then all of Mortgagor's estate, right, title and interest in and to all such policies, including unearned premiums thereon and the proceeds thereof, shall vest in Mortgagee.

                  (i) If Mortgagor shall fail to procure, pay for and deliver to Mortgagee any policy or policies of insurance and/or renewals thereof as in this
Section 3.15 required, Mortgagee, at its option, but without obligation to do so, may obtain such insurance and pay the premiums therefor, and Mortgagor will repay to Mortgagee on demand any premiums so paid in accordance with the terms of Section 5.3 below.

                  (j) Mortgagor shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 3.15, unless Mortgagee is included thereon as a named insured with loss payable to Mortgagee under a standard mortgagee endorsement. Mortgagor shall immediately notify Mortgagee whenever any such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same.

                  3.16. Condemnation.

                  (a) In the event of any condemnation or taking of any part of the Mortgaged Property by eminent domain, alteration of the grade of any street, or other injury to or decrease in the value of the Mortgaged Property by any public or quasi-public authority or corporation, Mortgagor will give immediate written notice thereof to Mortgagee. Subject to the terms of Section 3.17, all proceeds (that is, the award or agreed compensation for the damages sustained) shall be applicable first to payment of the Obligations Secured. If Mortgagee so elects, Mortgagee may on behalf of Mortgagor participate in and control the settlement for the damages sustained. In any event, no settlement for the damages sustained shall be made by Mortgagor without Mortgagee's prior written approval, which shall not be unreasonably withheld or delayed. Receipt by Mortgagee of any proceeds less than the full amount of the then outstanding debt shall not alter or modify Mortgagor's obligation to continue to pay the installments of principal, interest and other charges specified in the Loan Agreement and Note. All the proceeds shall be applied in the order and in the amounts that Mortgagee, in its sole discretion, may elect, to the payment of principal (whether or not then due and payable), interest or any sums included in the Obligations Secured and secured by this Mortgage, or toward payment to Mortgagor, on such terms as Mortgagee may specify, to be used for the sole purpose of altering, restoring or rebuilding any part of the Mortgaged Property which may have been altered, damaged or destroyed as a result of the taking, alteration of grade or other injury to the Mortgaged Property.

                  (b) If the amount of the initial award of damages for the condemnation of the entire Mortgaged Property is insufficient to pay in full the Obligations Secured with interest and other appropriate charges, Mortgagee shall have the right to prosecute to final determination or settlement an appeal or other appropriate proceedings in the name of Mortgagee or Mortgagor, for which Mortgagee is hereby appointed as attorney-in-fact for Mortgagor, which appointment, being for security, is irrevocable. In that event, the expenses of the proceedings, including counsel fees, shall be paid first out of the proceeds, and only the excess, if any, paid to Mortgagee shall be credited against the amounts due under this Mortgage.

                  (c) Nothing herein shall limit the rights otherwise available to Mortgagee, at law or in equity, including the right to intervene as a party in any condemnation proceeding.

                  (d) No application of condemnation proceeds to the payment of the Obligations Secured shall postpone any of the current installments of principal or interest becoming due under the Note until the Obligations Secured and all interest due thereunder are paid in full.

         3.17. Restoration of the Mortgaged Property. In the event of fire or other casualty to the Mortgaged Property or in the event of condemnation, notwithstanding anything in this Mortgage to the contrary, Mortgagee will consent to the use of the net proceeds of any insurance or condemnation award for restoration of the Mortgaged Property if (i) at all times relevant hereto no Event of Default is continuing under this Mortgage or any other Loan Document,
(ii) Mortgagee is satisfied that there are sufficient funds represented by such proceeds and, if necessary, deposits by Mortgagor to Mortgagee to complete restoration of the Improvements constructed on the Mortgaged Property to substantially the same value and character as existed prior to such damage,
(iii) Mortgagee is satisfied that restoration can be completed at least thirty
(30) days prior to the Original Maturity Date or Extended Maturity Date, whichever is applicable, (iv) the insurers do not deny liability as to the insureds, and (v) if the proceeds exceed $100,000 Mortgagor complies with the following terms and conditions:

                  (a) Prior to commencement of restoration, the contracts, contractors, and plans and specifications for the restoration shall have been approved by Mortgagee, and Mortgagee shall be provided with mechanics' lien insurance (if available) and a surety bond insuring satisfactory completion of the restoration, such insurance and bond to be in form reasonably acceptable to Mortgagee.

                  (b) The net proceeds shall be deposited in a restricted statement savings account established by and in the name of Mortgagee (the "Restoration Account"). Prior to commencement of restoration, if the estimated cost of restoration, as determined by Mortgagee, exceeds the amount of insurance proceeds or condemnation proceeds awarded for the cost of such restoration, the amount of such excess shall be paid by Mortgagor to Mortgagee for deposit in a separate cash collateral account with Mortgagee and shall be expended before any funds in the Restoration Account. If Mortgagor so deposits additional funds with Mortgagee and any sum remains in the Restoration Account upon completion of restoration, such remaining sum (but not in excess of the amount deposited by Mortgagor) shall be refunded to Mortgagor if no Event of Default is then continuing. Otherwise all insurance or condemnation proceeds, if any, remaining after completion of repairs or restoration shall be applied against the outstanding principal balance of the Loan.

                  (c) At the time of any disbursement, no Event of Default shall have occurred and be continuing, no mechanics' or materialmen's liens shall have been filed and remain undischarged (or not bonded against on terms and conditions acceptable to Mortgagee), and a satisfactory bringdown of title insurance shall be delivered to Mortgagee.

                  (d) Disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of satisfactory evidence from an architect or engineer retained by Mortgagee at Mortgagor's expense to supervise restoration of the stage of completion and of performance of the work in a good and workmanlike manner in accordance with the contracts, plans and specifications.

                  (e) Mortgagee may retain ten (10%) percent of each advance of the restoration fund, with such retainage not subject to disbursement until the restoration is fully completed; provided, however, that disbursements for interest (if any) and soft costs shall not be subject to retainage.

                                   ARTICLE IV
                               NEGATIVE COVENANTS

         4.1. Liens and Encumbrances. Subject to Mortgagor's contest rights set forth in Section 3.9, Mortgagor shall not suffer, and shall promptly cause to be paid and discharged, any lien or charge whatsoever which by any present or future law may be or become superior to, or on a parity with, this Mortgage either in lien or in distribution out of the proceeds of any judicial sale of the Mortgaged Property, or any part thereof.

         4.2. Secondary Financing. Except as may be otherwise specifically provided in the Loan Agreement, Mortgagor shall not (a) create or cause or permit to exist any lien on or security interest in the Mortgaged Property (including any furniture, fixtures, appliances, equipment, or other items of personal property owned by Mortgagor which are intended to be or become part of the Mortgaged Property) other than as security for the Obligations Secured, (b) incur any secured indebtedness for money borrowed other than indebtedness of Mortgagor to Mortgagee, or (c) lease (as lessee) any furniture, fixtures, appliances, equipment or other items of personal property which are intended to be or become part of the Mortgaged Property.

         4.3. Transfer of Title. Mortgagor shall not, so long as the Loan (or any portion thereof) remains outstanding, without in each case obtaining Mortgagee's prior written consent, (a) except for Approved Leases, sell or transfer, or further encumber, whether voluntarily, involuntarily or by operation of law, or contract to sell or transfer, the Mortgaged Property or any part thereof, directly or indirectly, including, but not limited to, by deed, installment sale or long-term lease, or (b) except as may be otherwise specifically provided in the Loan Agreement, sell or transfer, or permit any Person to sell or transfer, whether voluntarily, involuntarily or by operation of law, any ownership interest in Mortgagor, directly or indirectly, except for the pledge of membership interests in Borrower securing the Subordinated Loan. Any consent given by Mortgagee hereunder shall pertain only to the proposed transfer for which the consent was requested and shall not obligate Mortgagee to approve any further transfers or relieve any person or entity of liability to pay any amount secured hereby.

         4.4. Modifications to Property Restrictions. Mortgagor shall not initiate, join in or consent to any change in any private covenant, zoning ordinance or other public or private restriction which would detract from or limit the value or utility of the Mortgaged Property.

         4.5. Demolition of Buildings. Mortgagor shall not cause or permit any building, structure or improvement or other property now or hereafter covered by the lien of this Mortgage and comprising part of the Mortgaged Property to be removed or demolished in whole or in part, or any fixture comprising part of the Mortgaged Property to be removed, severed or destroyed, without the prior written consent of the Mortgagee.

         4.6. Waste. Mortgagor will not abandon or cause or permit any waste to the Mortgaged Property.

                                    ARTICLE V
                           EVENTS OF DEFAULT; REMEDIES

         5.1. Events of Default. The occurrence of any one or more of the following shall, at the option of Mortgagee, constitute an event of default (each, an "Event of Default") hereunder (except for defaults under subsection 5.1(f) or (g) below, each of which shall automatically and without any action by Mortgagee constitute an Event of Default hereunder):

                  (a) Any representation or warranty or financial statement of Mortgagor or Guarantor under this Mortgage or under any of the other Loan Documents shall be untrue in any material adverse respect when made (including by omission of material information necessary to make such representation or warranty or financial statement not misleading);

                  (b) Mortgagor shall have failed to observe and perform any of the terms, covenants, promises and agreements on its part to be observed and performed under this Mortgage and, except for the events specified in the following subsections of this Section 5.1 (which shall be subject to the grace or cure periods, if any, provided therein), such Default shall not have been cured within thirty (30) days after written notice of such default shall have been given to Mortgagor; provided that, if such Default is curable but not reasonably capable of cure within such thirty (30) day period, Mortgagor shall have such further period, not to exceed a period of sixty (60) days in the aggregate, as may be required to cure such Default, on the condition that Mortgagor commences such cure within the original thirty (30) day period and thereafter diligently prosecutes such cure to completion;

                  (c) Mortgagor shall have failed to make any payment of principal or interest on the Loan when due, and such Default, other than with respect to the final payment of principal on the Original Maturity Date or Extended Maturity Date, whichever is applicable (as to which no grace period applies), shall not be cured within eight (8) days after such due date;

                  (d) An Event of Default shall have occurred under any other Loan Document;

                  (e) Any event of default (after giving effect to any applicable notice and cure periods) shall have occurred under any Hedging Contract or other documents creating Hedging Obligations;

                  (f) A petition shall have been filed by Mortgagor or either Guarantor under any of the provisions of the United States Bankruptcy Code, as amended, or any other Federal or state insolvency or similar Law; or such petition shall have been filed against Mortgagor or either Guarantor or a receiver shall have been appointed in a debtor's proceeding for Mortgagor or either Guarantor or any part of its property or assets, or for the Premises or the Improvements, and such petition or receivership shall continue unstayed and in effect for a period of ninety (90) days; or

                  (g) Mortgagor or either Guarantor shall have made an assignment for the benefit of its or his creditors.

                  5.2. Remedies. Upon the occurrence of an Event of Default, Mortgagee may, at its option, without further demand, notice or delay, do, and is hereby authorized and empowered by Mortgagor so to do, any or all of the following:

                  (a) Mortgagee may declare the entire unpaid principal balance of the Loan to be due and payable immediately, whereupon the Obligations Secured shall become immediately due and payable. Thereafter, the default may be cured only by the payment of the entire Obligations Secured.

                  (b) Mortgagee may (i) institute and maintain an action of mortgage foreclosure against any of the Mortgaged Property, through judicial proceedings or, if available under applicable law, by advertisement, at the option of Mortgagee, pursuant to the applicable statutes, ordinances, or rules of civil procedure, (ii) institute and maintain an action on the Obligations Secured, (iii) have judgment entered pursuant to any power to confess judgment contained in the Note or the Mortgage, (iv) sell or cause to be sold any of the Mortgaged Property at public sale, and convey the same to the purchaser in accordance with said statutes in a single parcel or in several parcels at the option of Mortgagee, or (v) take such other action at law or in equity for the enforcement of any document evidencing or securing the Obligations Secured as the law may allow. Mortgagee may proceed in any such action to final judgment and execution thereon for all sums due under subsection (a) of this Section 5.2, together with interest on such sums at the Default Rate provided in the Loan Agreement, all costs of suit and an attorneys' commission for fees and expenses actually incurred. Interest at a rate equal to the Default Rate shall be due on any judgment obtained by Mortgagee from the date of judgment until actual payment is made of the full amount of the judgment by the Sheriff or otherwise.

                  (c) Mortgagee may, without releasing Mortgagor from any obligation under any document evidencing or securing the Obligations Secured or under any lease or waiving any default: (i) collect any or all of the rents, including any rents past due and unpaid. (ii) perform any obligation or exercise any right or remedy of Mortgagor under any lease and/or (iii) enforce any obligation of any tenant of any of the Mortgaged Property. Mortgagee shall not be obligated to do any of the foregoing, even if Mortgagee may have performed any obligation or exercised any remedy of landlord or have enforced any obligation of a tenant. Mortgagee may exercise any right under this subsection
(c) whether or not Mortgagee shall have entered into possession of any of the Mortgaged Property, and nothing herein contained shall be construed as constituting Mortgagee a "mortgagee in possession" unless Mortgagee shall have entered into and shall remain in actual possession of the Mortgaged Property. Mortgagor hereby authorizes and instructs each and every present and future tenant of any of the Mortgaged Property to pay all rents directly to Mortgagee and to perform all other obligations of that tenant for the direct benefit of Mortgagee as if Mortgagee were the landlord under the lease with that tenant immediately upon receipt of a demand by Mortgagee to make such payment or perform such obligations. No tenant shall have any responsibility to ascertain whether such demand is permitted hereunder or whether an Event of Default shall have occurred; Mortgagor hereby waives any right, claim or demand it may now or hereafter have against any such tenant by reason of such payment of rents or performance of obligations to Mortgagee; and any such payment or performance to Mortgagee shall discharge the obligations of the tenant to make such payment or performance to Mortgagor. Mortgagor agrees to indemnify Mortgagee and hold Mortgagee harmless from any and all liability under any lease and from any and all claims and demands which may be asserted against Mortgagee by reason of any alleged obligations to perform any provision of any lease, except as to Mortgagee's own gross negligence or willful misconduct.

                  (d) Mortgagee may, without releasing Mortgagor from any obligation under any document evidencing or securing the Obligations Secured or under any lease or waiving any default, enter upon and take possession of any of the Mortgaged Property, with or, if permitted by applicable law, without legal action, or have a receiver appointed without proof of depreciation or inadequacy of the value of the Mortgaged Property or other security or proof of the insolvency of Mortgagor. Mortgagee or said receiver may manage and operate any of the Mortgaged Property; make, cancel, enforce or modify leases; obtain and evict tenants; establish or change the amount of any rents; and perform any acts which Mortgagee deems proper to protect the security of this Mortgage. After deduction of all costs and expenses of operation and management of the Mortgaged Property and of collection of the rents (including attorneys' fees actually incurred, administration expenses, management fees and brokers' commissions), Mortgagee may apply the rents received by Mortgagee to the payment of any or all of the following, in such order and amounts as Mortgagee, in its sole discretion, may elect: liens on any of the Mortgaged Property; taxes, claims, insurance premiums, and other carrying charges; invoices of persons who have supplied goods or services to or for the benefit of any of the Mortgaged Property; costs and expenses of any amount outstanding on the Obligations Secured. In addition to the payment of such costs and charges, Mortgagee shall be entitled to retain from such rents, issues and profits an amount sufficient to reimburse Mortgagee for the costs and expenses Mortgagee incurs in performing or managing such services in relation to the Mortgaged Property. Mortgagee may, in its sole discretion, determine the method by which, and extent to which, the rents will be collected and obligations of tenants enforced, and Mortgagee may waive or fail to enforce any right or remedy of the landlord under a lease. Mortgagee shall not be accountable for any rents or other sums it does not actually receive. Mortgagor hereby appoints Mortgagee as its attorney-in-fact to perform all acts which Mortgagor is required or permitted to perform under any and all leases.

                  (e) FOR THE PURPOSE OF PROCURING POSSESSION OF THE MORTGAGED PROPERTY IN THE EVENT OF ANY DEFAULT HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, MORTGAGOR HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR MORTGAGOR AND ALL PERSONS CLAIMING UNDER OR THROUGH MORTGAGOR, TO APPEAR FOR MORTGAGOR AND CONFESS JUDGMENT PURSUANT TO APPLICABLE LAW AGAINST MORTGAGOR, AND ALL PERSONS CLAIMING

UNDER OR THROUGH MORTGAGOR, FOR THE RECOVERY BY MORTGAGEE OF POSSESSION OF THE MORTGAGED PROPERTY, WITHOUT ANY STAY OF EXECUTION, FOR WHICH THIS MORTGAGE, OR A COPY HEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY BE ISSUED FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER. MORTGAGOR HEREBY RELEASES MORTGAGEE FROM ALL ERRORS AND DEFECTS WHATSOEVER IN ENTERING SUCH JUDGMENT AND IN CAUSING SUCH WRIT OR WRITS TO BE ISSUED, AND HEREBY AGREES THAT NO WRIT OF ERROR, APPEAL, PETITION TO OPEN OR STRIKE OFF JUDGMENT, OR OTHER OBJECTION SHALL BE FILED OR MADE WITH RESPECT THERETO. IF FOR ANY REASON AFTER SUCH JUDGMENT HAS BEEN CONFESSED THE SAME SHALL BE DISCONTINUED OR POSSESSION OF THE MORTGAGED PROPERTY SHALL REMAIN IN OR BE RESTORED TO MORTGAGOR, MORTGAGEE SHALL HAVE THE RIGHT FOR THE SAME DEFAULT OR ANY SUBSEQUENT DEFAULT TO BRING ONE OR MORE FURTHER JUDGMENTS BY CONFESSION AS ABOVE PROVIDED TO RECOVER POSSESSION OF THE MORTGAGED PROPERTY. MORTGAGEE MAY ENTER SUCH JUDGMENT BEFORE OR AFTER THE INSTITUTION OF FORECLOSURE PROCEEDINGS UPON THIS MORTGAGE, OR AFTER JUDGMENT THEREON OR ON THE LOAN AGREEMENT OR ANY OF THE NOTES, OR AFTER A SALE OF THE MORTGAGED PROPERTY BY THE SHERIFF.

                  (f) Mortgagee may obtain a receiver to manage the Mortgaged Property and collect the rents, issues, profits and income therefrom.

                  (g) To the extent legally permissible, Mortgagee may disaffirm and cancel any lease which is subordinate to this Mortgage at any time before the expiration of sixty (60) days after Mortgagee acquires title to the Mortgaged Property by any transfer pursuant to the exercise of a remedy hereunder or otherwise, even though Mortgagee shall have enforced such lease, collected rents thereunder or taken any action that might be deemed by law to constitute an affirmance of the lease. Such disaffirmance shall be made by notice addressed to the tenant at the Mortgaged Property or, at Mortgagee's option, such other address of the tenant as may be provided in that tenant's lease.

                  (h) Mortgagee may take possession of any of the Mortgaged Property and may sell such property pursuant to the provisions of the applicable Uniform Commercial Code and exercise such other rights and remedies with respect to such property as may be provided by said Code.

                  (i) Mortgagee may apply on account of the Obligations Secured the balance of the accumulated installment payments made by Mortgagor for taxes, water and sewer rents and insurance premiums.

                  (j) Upon the acceleration of the maturity of the Obligations Secured as herein provided, a tender of payment of the amount necessary to satisfy the entire Obligations Secured made at any time prior to foreclosure sale by Mortgagor, its successors or assigns, shall, to the extent permitted by law, constitute an evasion of the prepayment terms of the Obligations Secured and be deemed to be a voluntary prepayment thereunder, and Mortgagee shall not be obligated to accept any such tender of payment unless such tender of payment includes the additional prepayment premium required under the terms of the prepayment privilege, if any, contained in the Loan Agreement.

         5.3. Right to Remedy Defaults.

                  (a) Upon the occurrence of an Event of Default (or, in the case of an emergency threatening the Mortgaged Property or Mortgagee's rights therein, the occurrence of an event which if uncured will constitute an Event of Default with the passage of time), Mortgagee may (but shall not be obligated to) pay any reasonable sum or perform any other obligation for the account of Mortgagor which Mortgagor has failed to pay or perform in accordance with the terms of this Section.

                  (b) In the event of Mortgagor's failure to pay the taxes, water rents or charges, sewer rents, charges, claims, assessments, liens, or encumbrances described in Section 3.2, or to furnish and pay for the insurance required in Section 3.15, or to keep the Mortgaged Property in good condition and repair as provided in Section 3.3, or to discharge any liens, encumbrances, or charges as provided in Section 3.9, Mortgagee may, at its option, pay any or all such items, together with penalties and interest thereon and procure and pay for such insurance and repairs, and Mortgagee may at any time and from time to time advance such additional sum or sums as Mortgagee in its sole discretion may deem necessary to protect the security of this Mortgage. All such sums to be paid or advanced by Mortgagee shall be included in the Obligations Secured, and shall upon demand be repaid by Mortgagor, together with interest thereon at the Default Rate.

         5.4. Remedies Cumulative. Mortgagee may exercise all of the rights and remedies provided in this Mortgage or the other Loan Documents, or which may be available to Mortgagee by law, and all such rights and remedies shall be cumulative and concurrent and may be pursued singly, successively or together, at Mortgagee's sole discretion, and may be exercised as often as occasion therefor shall occur. Any real estate sold pursuant to any writ of execution issued on a judgment obtained by virtue of the Note or this Mortgage, or pursuant to any other judicial proceedings under the Mortgage, may be sold in one parcel, as an entirety, or in such parcels, and in such manner or order as Mortgagee, in its sole discretion, may elect.

         5.5. Waivers by Mortgagor. Mortgagor hereby waives and releases (a) all technical errors, defects and imperfections in any proceedings instituted by Mortgagee under this Mortgage, (b) all benefits that might accrue to Mortgagor by virtue of any present or future laws exempting the Mortgaged Property or any part of the proceeds arising from any sale thereof from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment, (c) all notices not herein elsewhere specifically required of Mortgagor's default or of Mortgagee's exercise, or election to exercise, any option under this Mortgage, and (d) any present or future statute of limitation or moratorium law or any other present or future law, regulation or judicial decision which provides for any stay of execution, marshaling of assets, exemption from civil process, redemption, extension of time for payment or valuation or appraisement of any of the Mortgaged Property.

         5.6. No Waiver Implied. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms, covenants, agreements, conditions and provisions hereof shall not be deemed to be a waiver of any of the terms, covenants, agreements, conditions and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms, covenants, agreements, conditions and provisions of this Mortgage to be performed by Mortgagor. Neither Mortgagor nor any other person now or hereafter obligated for the payment of the whole or any part of the Obligations Secured shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor or any other person so obligated to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or of any obligations secured by this Mortgage, or by reason of the release, regardless of consideration, of the whole or any part of the security held for the Obligations Secured, or by reason of any agreement or stipulation between any subsequent owner or owners of the Mortgaged Property and Mortgagee extending the time of payment or modifying the terms of any of the Note or Mortgage without first having obtained the consent of Mortgagor or such other person, and in the latter event, Mortgagor and all such other persons shall continue liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by Mortgagee. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, Mortgagee may release the obligation of anyone at any time liable for the Obligations Secured or any part of the security held for the Obligations Secured and may extend the time of payment or otherwise modify the terms of the Loan Agreement or this Mortgage, or both, without, as to the security of the remainder thereof, in anyway impairing or affecting the lien of this Mortgage or the priority of such lien as security for the payment of the indebtedness as it may be so extended or modified over any subordinate lien. For the payment of the indebtedness secured hereby Mortgagee may resort to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

         5.7. Counsel Fees. If Mortgagee becomes a party to any suit or proceeding affecting the Mortgaged Property or title thereto, the lien created by this Mortgage or Mortgagee's interest therein, or if Mortgagee engages counsel to collect the Obligations Secured or to enforce performance of the agreements, conditions, covenants, provisions or stipulations of this Mortgage or the other Loan Documents, Mortgagee's costs, expenses and reasonable counsel fees actually incurred (notwithstanding any right to confess judgment and collect a stipulated amount as set forth in any other Loan Document), whether or not an Event of Default is declared or suit is instituted, shall be paid to Mortgagee by Mortgagor, on demand, with interest at the Default Rate, and until paid they shall be included in the Obligations Secured and secured by this Mortgage.

         5.8. Extensions; Release of Security.

                  (a) The granting of an extension or extensions of time by Mortgagee with respect to the performance of any provision of this Mortgage or the obligation on the part of Mortgagor to be performed, or the taking of any additional security, or the waiver by Mortgagee or failure by Mortgagee to enforce any provision of this Mortgage or the Loan Agreement or to declare a default with respect thereto, shall not operate as a waiver of any subsequent default or defaults or affect the right of Mortgagee to exercise all rights or remedies stipulated herein and therein.

                  (b) Mortgagee, without notice and without regard to the consideration, if any, paid therefor, and notwithstanding the existence at that time of any inferior liens thereon, may release any part of the security described herein or any person liable for the Obligations Secured without in any way affecting the priority of the lien of this Mortgage, to the full extent of the Obligations Secured remaining unpaid hereunder upon any part of the security not expressly released and may agree with any party obligated on the Obligations Secured or having any interest in the security described herein to extend the time for payment of any part or all of the Obligations Secured. Such agreement shall not, in any way, release or impair the lien hereof, but shall extend the lien hereof as against the title of all parties having any interest in said security which interest is subject to said lien.

                  (c) In the event Mortgagee (i) releases, as aforesaid, any part of the security described herein or any person liable for the Obligations Secured, or (ii) grants an extension of time on any payments of the Obligations Secured, or (iii) takes other or additional security for the payment thereof, or
(iv) waives or fails to exercise any right granted herein or in the Loan Agreement, said act or omission shall not release Mortgagor, subsequent transferees of the Mortgaged Property or any part thereof, or makers or sureties of this Mortgage or of the Obligations Secured, from any covenant of this Mortgage or of the Obligations Secured, nor preclude Mortgagee from exercising any right, power or privilege herein granted or intended to be granted in the event of any other default then made or any subsequent default.

                                   ARTICLE VI
                                 MISCELLANEOUS

         6.1. Invalid Provisions Disregarded. If any term or provision of this Mortgage or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Mortgage, or the application of such term or the provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Mortgage shall be valid and be enforced to the fullest extent permitted by law.

         6.2. Applicable Law. This Mortgage is delivered and intended to be performed in the Commonwealth of Pennsylvania and shall be construed in accordance with the laws of said Commonwealth.

         6.3. Notices. Unless otherwise expressly provided under this Mortgage, all notices, requests, demands, directions and other communications (collectively "notices") given to or made upon any party under the provisions of this Mortgage (and unless otherwise specified, in each other Loan Document) shall be in writing and shall be delivered by hand, nationally recognized overnight courier or U.S. mail to the respective parties at the following addresses or in accordance with any subsequent unrevoked written direction from any party to the others:

                  If to Mortgagor:

                  Cedar-Camp Hill, LLC,
                  c/o Cedar Bay Realty Advisors, Inc.
                  44 South Bayles Avenue, Suite 304
                  Port Washington, NY 11050
                  Attention: Leo S. Ullman
                  with a copy to:

                  Stuart H. Widowski, Esquire
                  c/o Cedar Bay Realty Advisors, Inc.
                  44 South Bayles Avenue, Suite 304
                  Port Washington, NY 11050

                  If to Mortgagee:

                  Citizens Bank Of Pennsylvania
                  2001 Market Street, 6th Floor
                  Philadelphia, Pennsylvania 19103-7053
                  Attention: Mr. Robert L. Schopf
                             Vice President


                  with a copy to:


                  Pepper Hamilton LLP
                  400 Berwyn Park
                  899 Cassatt Road
                  Berwyn, Pennsylvania 19312
                  Attention: David H. Huggler, Esq.

All notices shall, except as otherwise expressly provided in this Mortgage, be effective (a) in the case of hand-delivered notice, when hand delivered, (c) if given by U.S. mail, three (3) Business Days after such communication is deposited in the mails with overnight first class postage prepaid, return receipt requested, and (d) if given by any other means (including by air courier), when delivered.

         6.4. Captions. The captions appearing in this Mortgage are inserted solely for convenience of reference and shall not constitute a part of this Mortgage, nor shall they in any way affect its meaning, construction or effect.

         6.5. Construction. The word "Mortgagor" whenever used herein is intended to and shall be construed to mean the partnership which executes these presents, and its successors and assigns.

         6.6. Usury. Nothing herein contained nor any transaction related thereto shall be construed or shall so operate either presently or prospectively to require Mortgagor (a) to pay interest at a rate greater than is now lawful in such case to contract for, but shall require payment of interest only to the extent of such lawful rate, or (b) to make any payment or do any act contrary to law, but if any clause or provision herein contained shall otherwise so operate to invalidate this Mortgage or the Note secured hereby, in whole or in part, then such clause or provision only shall be disregarded as though not herein contained and the remainder of this Mortgage shall remain operative and in full force and effect. Any interest paid in excess of the lawful rate shall be refunded to Mortgagor. Such refund shall be made by application of the excessive amount of interest paid against any sums outstanding under the Obligations Secured and shall be applied in such order as Mortgagee may determine. If the excessive amount of interest paid exceeds the sums outstanding under the Obligations Secured, the portion exceeding the said sums outstanding under the Obligations Secured shall be refunded in cash by Mortgagee. Any such crediting or refund shall not cure or waive any default by Mortgagor hereunder or under the Obligations Secured. Mortgagor agrees, however, that in determining whether or not any interest payable under the Obligations Secured or this Mortgage exceeds the highest rate permitted by law, any non-principal payment (except payments specifically stated in the obligation to be "interest"), including, without limitation prepayment premiums and late charges, shall be deemed, to the extent permitted by law, to be an expense, fee, premium or penalty rather than interest.

         6.7. Certain Advances. As contemplated by 42 Pa. C.S.A. ss.8 144, this Mortgage secures, and the Obligations Secured include, the unpaid balances of any advances made with respect to the Mortgaged Property for the payment of taxes, assessments, maintenance charges, insurance premiums or costs incurred for the protection of the Mortgaged Property or the lien of this Mortgage and expenses incurred by Mortgagee by reason of default by Mortgagor under this Mortgage.

         IN WITNESS WHEREOF, Mortgagor has caused these presents to be duly executed under seal, the day and year first above written.


                                            CEDAR-CAMP HILL, LLC, a
                                            Delaware limited liability
                                            company, by its sole
                                            member, as follows:


                                            Cedar Income Fund Partnership, L.P.,
                                            a Delaware limited partnership,
                                            by its sole general partner,
                                            as follows:


                                            Cedar Income Fund, Ltd., a
                                            Maryland corporation

Attest:                                     By:
        ---------------------------            --------------------------------
        Name: Stuart H. Widowski                Name: Brenda J. Walker
        Title: Secretary                        Title: Vice President






The address of the within-named
Mortgagee is:


Citizens Bank of Pennsylvania
2001 Market Street, 6th Floor
Philadelphia, Pennsylvania 19103-7053

--------------------------------------
On behalf of the Mortgagee

COMMONWEALTH OF PENNSYLVANIA             )
                                         ) SS
COUNTY OF                                )
         ----------------------------


         On this, the ___ day of _____________, 2002, before me a Notary Public in and for the Commonwealth and County aforesaid, personally appeared _____________________, who acknowledged himself to be the
_________________________ of Cedar Income Fund, Ltd., a Maryland corporation, sole general partner of Cedar Income Fund Partnership, L.P., a Delaware limited partnership, the sole member of Cedar-Camp Hill, LLC, a Delaware limited liability company, and that as such partner being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the partnership


         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                                 ------------------------------
                                                 Notary Public
                                                 My Commission Expires:

                                    Exhibit A


                                Legal Description